Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the following Registration Statements:
1.	Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan (as amended), Long-Term Equity Incentive Plan, and Equity Incentive Plan for Nonemployee Directors,

2.	Registration Statement (Form S-8 No. 333-70910) pertaining to the Peabody Holding Company, Inc. Employee Retirement Account, Lee Ranch Coal Company Retirement and Savings Plan for Salaried Employees, Lee Ranch Coal Company Retirement and Savings Plan for Hourly Employees, and Western Surface Agreement-UMWA 401(k) Plan,

3.	Registration Statement (Form S-8 No. 333-75058) pertaining to the Peabody Energy Corporation Deferred Compensation Plan,

4.	Registration Statement (Form S-8 No. 333-109305) pertaining to the Black Beauty Coal Company 401(k) Plan,

5.	Registration Statement (Form S-8 No. 333-105455) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,

6.	Registration Statement (Form S-8 No. 333-105456) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,

7.	Registration Statement (Form S-8 No. 333-117767) pertaining to the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan,

8.	Registration Statement (Form S-8 No. 333-136443) pertaining to the Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust,

9.	Registration Statement (Form S-8 No. 333-140218) pertaining to the Peabody Investment Corporation Employee Retirement Account and the Peabody Western-UMWA 401(k) Plan and

10.	Registration Statement (Form S-8 No. 333-147507) pertaining to the Peabody Energy Corporation Australian Employee Stock Purchase Plan;
of our report dated February 26, 2009 ( except for the retrospective adjustments described in Notes 1, 3, 7, 11, 12, and 23, as to which the date is August 6, 2009) with respect to the consolidated financial statements of Peabody Energy Corporation, included in its Current Report on Form 8-K dated August 6, 2009.
/s/ Ernst & Young LLP
St. Louis, Missouri
August 6, 2009